UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2014

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 15, 2014, Federal Signal Corporation (the “Company”) entered into an agreement (the “Agreement”) with Joseph W. Wilson, a named executive officer in the Company’s most recent proxy statement in connection with the termination of Mr. Wilson’s employment with the Company reported in the Company’s Form 8-K filed January 21, 2014. The material terms of the Agreement are as follows:

•	Mr. Wilson’s employment separation from the Company as of January 24, 2014, will be deemed a voluntary retirement for purposes of his outstanding equity awards.

•	Vesting of 26,000 performance based restricted stock units for service rendered in 2012 will be accelerated and the underlying shares will be distributed to Mr. Wilson in January 2015.

•	Subject to Mr. Wilson’s compliance with certain post-employment non-competition restrictions, 3,076 performance based restricted stock units granted to Mr. Wilson in 2013 shall vest on February 1, 2015; the actual number of such stock units (up to 6,152 units maximum) will be determined according to and consistent with the Company’s approved level of vesting for performance year 2013. The underlying shares so vested will be distributed to Mr. Wilson in February 2015.

•	All currently vested stock options for Mr. Wilson remain exercisable from the shorter of their expiration date or three years from January 24, 2014. All other options are forfeited as of January 24, 2014.

•	Mr. Wilson’s 2013 Short-Term Incentive Plan bonus will be calculated and paid in the amount and timeframe consistent with other eligible Short-Term Incentive Plan bonus participants.

•	Mr. Wilson will be permitted to continue his health benefits under COBRA at full cost to him for a period of thirty-six months, subject to earlier termination should he become eligible under another group health plan after eighteen months.

Mr. Wilson is not entitled to any additional compensation, benefits, or pay in connection with his employment or the cessation of his employment, including but not limited to any severance pay under the Federal Signal Corporation Executive General Severance Plan. Pursuant to the Agreement, Mr. Wilson also waived any rights to severance benefits for which he may have been eligible under any other plans, programs or agreements with the Company. Mr. Wilson also agreed to a general release of the Company from any actions, claims or liabilities arising out of the termination of his employment with the Company and agreed to non-compete and non-solicitation provisions through January 24, 2015.

This forgoing summary of the material terms of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Separation agreement dated February 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: February 21, 2014	By:	/s/ Jennifer L. Sherman
Senior Vice President, General Counsel & Chief Administrative Officer